Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of NAVTEQ CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint JUDSON C. GREEN, DAVID B. MULLEN and LAWRENCE M. KAPLAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver this Annual Report on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the Annual Report and any amendment thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the date set forth opposite such signatory’s name.

/s/ Judson C. Green	Date: February 29 2008
Judson C. Green, Director, President and Chief
Executive Officer (principal executive officer)

/s/ David B. Mullen	Date: February 29, 2008
David B. Mullen, Executive Vice President and
Chief Financial Officer (principal financial
officer)

/s/ James D. Murphy	Date: February 29, 2008
James D. Murphy, Vice President and Corporate Controller
(principal accounting officer)

/s/ Richard J.A. de Lange	Date: February 22, 2008
Richard J.A. de Lange, Director

/s/ Christopher Galvin	Date: February 26, 2008
Christopher Galvin, Director

/s/ Andrew J. Green	Date: February 21, 2008
Andrew J. Green, Director

/s/ William Kimsey	Date: February 21, 2008
William Kimsey, Director

/s/ Scott D. Miller	Date: February 25, 2008
Scott D. Miller, Director

/s/ Dirk-Jan van Ommeren	Date: February 22, 2008
Dirk-Jan van Ommeren, Director